Transamerica 10f-3 Equity Report April 2013
There were no 10f-3 equity transactions during April 2013.

Transamerica 10f-3 Equity Report May 2013
There were no 10f-3 equity transactions during May 2013.

Transamerica 10f-3 Equity Report June 2013




                                                                             Unit Price of
              Offering Date/                                                 Offering/Price
Fund            Trade Date   Issuer/Security   Cusip   Offering Type  Shares Paid Per Unit  Spread Total Price Paid
----          -------------- ---------------  -------- -------------  ------ -------------- ------ ----------------
Transamerica
  Partners
  Mid Value
  Portfolio






                              CDW
                              Corporation                   US
                6/27/2013     (CDW) IPO       12514G10  Registered    16,200     $17.00     $0.935     $275,400
Transamerica
  Partners
  Mid Value
  Portfolio







                              CDW
                              Corporation                   US
                6/27/2013     (CDW) IPO       12514G10  Registered    16,300     $17.00     $0.935     $277,100
Transamerica
  Partners
  Mid Value
  Portfolio







                              CDW
                              Corporation                   US
                6/27/2013     (CDW) IPO       12514G10  Registered    16,500     $17.00     $0.935     $280,500

                                                                         Total Price Paid
                                                                         by the Fund Plus
                                                           Total Shares  Total Price paid
              Underwriter From                             Purchased by For Same Securities
               Whom the Fund    Total Shares Total Size of  Investment   Purchased By the
Fund             Purchased        Offered    the Offering   Management   Same Sub-adviser   % of Offering
----          ----------------  ------------ ------------- ------------ ------------------- -------------
Transamerica
  Partners
  Mid Value
  Portfolio








                 Barclays        23,250,000  $395,250,000   1,928,200       $32,779,400         8.29%
Transamerica
  Partners
  Mid Value
  Portfolio









                 Barclays        23,250,000  $395,250,000   1,928,200       $32,779,400         8.29%
Transamerica
  Partners
  Mid Value
  Portfolio









                 Barclays        23,250,000  $395,250,000   1,928,200       $32,779,400         8.29%





Fund
----
Transamerica  JPMorgan/Barclays/Goldman,
  Partners    Sachs & Co./
  Mid Value   Deustche Bank
  Portfolio   Securities/ Morgan
              Stanley/ Baird/
              Raymond James/
              William Blair/
              Needham &
              Company/ Stifel/
              Loop Capital
              Markets/ The
              Williams Capital
              Group, L.P.
Transamerica  JPMorgan/
  Partners    Barclays/
  Mid Value   Goldman, Sachs &
  Portfolio   Co./ Deustche
              Bank Securities/
              Morgan Stanley/
              Baird/ Raymond
              James/ William
              Blair/ Needham &
              Company/ Stifel/
              Loop Capital
              Markets/ The
              Williams Capital
              Group, L.P.
Transamerica  JPMorgan/
  Partners    Barclays/
  Mid Value   Goldman, Sachs &
  Portfolio   Co./ Deustche
              Bank Securities/
              Morgan Stanley/
              Baird/ Raymond
              James/ William
              Blair/ Needham &
              Company/ Stifel/
              Loop Capital
              Markets/ The
              Williams Capital
              Group, L.P.